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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1997 Stock Incentive Plan of SilverStream Software, Inc. for the registration of 2,500,000 shares of its common stock, of our report dated February 1, 2000 with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP



Boston, Massachusetts
May 18, 2000